Exhibit 99.1

IntelliMark Holdings, Inc.
(Parent Company of Technisource, Inc.)
Consolidated Financial Statements
December 30, 2006 and December 31, 2005

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Index
December 30, 2006 and December 31, 2005

Page(s)

Report of Independent Auditors	1

Consolidated Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Stockholders’ Equity (Deficit)	4

Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-23

PricewaterhouseCoopers LLP
800 Market Street
St. Louis MO 63101-2695
Telephone (314) 206 8500
Facsimile (314) 206 8514

Report of Independent Auditors

To the Board of Directors and Shareholders
of IntelliMark Holdings, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders’ equity and cash flows present fairly, in all material respects, the financial position of IntelliMark Holdings, Inc. and its subsidiaries at December 30, 2006 and December 31, 2005, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for share-based compensation in the fiscal year 2006.

/s/ PricewaterhouseCoopers LLP

April 30, 2007

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Consolidated Balance Sheets
December 30, 2006 and December 31, 2005

	2006	2005

Assets
Current assets
Cash and cash equivalents	$126,864	$402,979
Accounts receivable, net of allowances of $998,613 and $1,650,686, respectively	46,079,968	45,364,028
Prepaid expenses and other current assets	1,843,582	1,845,062

Total current assets	48,050,414	47,612,069

Property and equipment, net	4,844,252	5,325,830
Goodwill and intangible assets, net	25,566,542	30,343,999
Deferred financing fees, net	1,325,224	1,220,418
Other assets	427,671	1,174,263

Total assets	$80,214,103	$85,676,579

Liabilities, Contingently Redeemable Stock and Stockholders’ Deficit
Current liabilities
Current portion of long-term debt	$4,300,000	$4,300,000
Accounts payable	6,257,494	5,143,969
Accrued expenses	12,667,701	15,007,525

Total current liabilities	23,225,195	24,451,494

Long-term debt	71,829,892	69,554,810
Other liabilities	1,215,614	3,134,645

Total liabilities	96,270,701	97,140,949

Commitments and contingencies (Notes 15 and 16)

Contingently redeemable stock
Contingently redeemable preferred stock, $.01 par value; 26,000,000 shares authorized; 1,363,440 shares issued; 1,098,355 and 1,284,869 shares outstanding at December 30, 2006 and December 31, 2005, respectively	1,098,355	1,284,869
Contingently redeemable common stock, Series A, $.01 par value; 15,000,000 shares authorized; 3,639,749 shares issued; 2,687,983 and 2,895,947 shares outstanding at December 30, 2006 and December 31, 2005, respectively	8,619,820	5,231,508
Total contingently redeemable stock	9,718,175	6,516,377

Stockholders’ equity (deficit)
Preferred stock, $.01 par value; 26,000,000 shares authorized; 4,452,747 shares issued; 3,669,444 and 4,452,747 shares outstanding at December 30, 2006 and December 31, 2005, respectively	44,528	44,528
Common stock, Series A, $.01 par value; 15,000,000 shares authorized; 8,306,483 and 7,433,197 shares issued; and 8,279,832 and 7,433,197 shares outstanding at December 30, 2006 and December 31, 2005, respectively	83,065	74,332
Common stock, Series B, $.01 par value; 1,000,000 shares authorized; 649,263 shares issued; 0 and 649,263 outstanding at December 30, 2006 and December 31, 2005, respectively	6,493	6,493
Additional paid-in capital	150,000	—
Treasury stock, at cost; 2,676,068 and 822,373 shares, respectively	(4,288,061)	(107,003)
Accumulated deficit	(21,770,798)	(17,999,097)

Total stockholders’ deficit	(25,774,773)	(17,980,747)

Total liabilities, contingently redeemable stock and stockholders’ deficit	$80,214,103	$85,676,579

The accompanying notes are an integral part of these consolidated financial statements.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Consolidated Statements of Operations
Years Ended December 30, 2006 and December 31, 2005

	2006	2005

Service revenues	$279,278,099	$248,418,245
Cost of services	209,431,890	190,285,504

Gross profit	69,846,209	58,132,741

Selling, general and administrative expenses	55,100,479	46,599,351

Earnings before interest, taxes, depreciation, amortization and restructuring costs	14,745,730	11,533,390

Depreciation and amortization	6,992,940	6,475,617
Restructuring costs (Note 13)	2,647,971	72,251

Income from continuing operations	5,104,819	4,985,522

Interest expense, net	8,213,067	4,542,942
Other (income) expense	(75,492)	64,198

(Loss) income before income taxes and discontinued operations	(3,032,756)	378,382

Provision for income taxes	280,933	472,374

Loss before discontinued operations	(3,313,689)	(93,992)

Discontinued operations (Note 4)
Pre-tax operating results and gain on sale	—	294,420
Provision for income taxes	—	111,880

Net gain on discontinued operations	—	182,540

Net (loss) income	$(3,313,689)	$88,548

The accompanying notes are an integral part of these consolidated financial statements.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
Years Ended December 30, 2006 and December 31, 2005

	Preferred stock		Class A-Voting common stock		Class B - Non-voting common stock		Treasury stock		Additional paid-in	Stockholder	Accumulated	Total stockholders’
	Shares	Amounts	Shares	Amounts	Shares	Amounts	Shares	Amounts	capital	receivables	deficit	equity (deficit)

December 25, 2004	4,452,747	$44,528	11,971,323	$119,713	649,263	$6,493	5,219,233	$(255,638)	$2,653,458	$(238,161)	$(16,979,665)	$(14,649,272)
Retirement of common shares	—	—	(4,538,126)	(45,381)	—	—	(4,538,126)	155,183	(109,802)	—	—	—
Dividends	—	—	—	—	—	—	—	—	(658,350)	—	—	(658,350)
Accretion of fair value in contingently redeemable common stock	—	—	—	—	—	—	—	—	(1,885,306)	—	(1,107,980)	(2,993,286)
Net income	—	—	—	—	—	—	—	—	—	—	88,548	88,548
Repayments of stockholder receivables	—	—	—	—	—	—	—	—	—	238,161	—	238,161
Repurchase of shares	—	—	—	—	—	—	141,266	(6,548)	—	—	—	(6,548)

December 31, 2005	4,452,747	44,528	7,433,197	74,332	649,263	6,493	822,373	(107,003)	—	—	(17,999,097)	(17,980,747)
Issuance of common stock	—	—	873,286	8,733	—	—	—	—	—	—	—	8,733
Dividends	—	—	—	—	—	—	—	—	—	—	(458,012)	(458,012)
Net loss	—	—	—	—	—	—	—	—	—	—	(3,313,689)	(3,313,689)
Stock-based compensation	—	—	—	—	—	—	—	—	150,000	—	—	150,000
Repurchase of shares	—	—	—	—	—	—	1,853,695	(4,181,058)	—	—	—	(4,181,058)

December 30, 2006	4,452,747	$44,528	8,306,483	$83,065	649,263	$6,493	2,676,068	$(4,288,061)	$150,000	$—	$(21,770,798)	$(25,774,773)

The accompanying notes are an integral part of these consolidated financial statements.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Consolidated Statements of Cash Flows
Years Ended December 30, 2006 and December 31, 2005

	2006	2005

Cash flows from operating activities
Net (loss) income	$(3,313,690)	$88,548
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Amortization of intangibles	4,805,855	4,300,889
Amortization of deferred financing fees	420,075	511,570
Depreciation	2,187,085	2,174,728
Provision for bad debts	652,073	47,813
Loss on discontinuance of operations, net of tax	—	(182,540)
Forgiveness of debt, non-cash	716,903	—
Non-cash stock-based compensation cost	150,000	—
Restructuring costs	2,301,951	113,834
Automatic conversion of interest to principal on subordinated debt	1,547,707	2,574,825
Changes in assets and liabilities used in operations
Accounts receivable	(1,368,013)	12,433,564
Prepaid expenses and other current assets	1,480	114,760
Accounts payable	627,535	(3,262,106)
Accrued expenses	(3,590,688)	1,577,606
Other, net	(44,068)	(1,079,623)
Net cash provided by operating activities	5,094,205	19,413,868

Cash flows from investing activities
Purchases of companies, net of cash acquired	—	(25,833,930)
Proceeds from sale of discontinued operations, net of taxes paid (Note 4)	—	73,679
Capital expenditures	(1,728,311)	(1,266,366)
Net cash used in investing activities	(1,728,311)	(27,026,617)

Cash flows from financing activities
Financing fees paid	(524,881)	(1,249,140)
Net borrowings (payments) on revolving credit facility	1,248,332	(6,945,775)
Change in book overdrafts	485,990	(2,580,102)
Proceeds from term loan	21,500,000	19,000,000
Repayment of term loan	(4,300,000)	(575,150)
Repayment of subordinated notes	(18,205,173)	(805,000)
Payment of accrued dividends	(2,914,669)	—
Proceeds from issuance of common stock	8,733	—
Payments to repurchase preferred and common stock	(940,341)	(6,548)
Net cash provided by financing activities	(3,642,009)	6,838,285
Net decrease in cash and cash equivalents	(276,115)	(774,464)

Cash and cash equivalents
Beginning of year	402,979	1,177,443
End of year	$126,864	$402,979

Supplemental disclosures
Cash paid during the period for interest	$6,259,106	$1,525,474
Cash paid during the period for income taxes	$434,779	$698,329

Noncash financing activities
Accrual of preferred stock dividends	$458,012	$658,315

The accompanying notes are an integral part of these consolidated financial statements.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

1.                        Organization

IntelliMark Holdings, Inc. (the “Parent” or the “Company”) operates primarily through one of its wholly owned subsidiaries, Technisource, Inc. These consolidated financial statements include the parent company and all of its subsidiaries. The Company provides, through its operating subsidiaries, information technology staffing, consulting, support services and professional and technical services to a variety of customers primarily located in the United States of America. The Company is headquartered in Little Rock, Arkansas and has operations at 34 branch locations throughout the United States. The Company’s operations are primarily segregated within three divisions. Technisource Consulting Services (“TCS”) provides staffing services to over 350 customers. Technisource Integration and Support Services (“TISS”) provides systems integration and information technology services to over 250 customers. Technisource Management Services (“TMS”) provides IT assessment, consulting and managed services to approximately 50 mid-market companies.

2.                         Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Year

The Company uses a 52-53 week fiscal year ending on the last Saturday in December. The Company’s fiscal 2006 period began on January 1, 2006 and ended on December 30, 2006. The Company’s fiscal 2005 period began on December 26, 2004 and ended on December 31, 2005.

Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions. These estimates affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from management’s estimates. Items requiring significant estimates and assumptions include, but are not limited to, the collectibility of customer accounts, the useful lives and recoverability of long-lived assets, the final settlement of incurred liabilities and the realizability of deferred tax assets.

Basis of Presentation

The accompanying financial statements and related notes for the prior fiscal year include reclassifications that were made to conform to the current year presentation. Those reclassifications had no impact on reported net assets, results of operations or cash flows.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Substantially all of the Company’s cash and cash equivalents are held in three banks. At certain times during the year, the Company’s cash deposits may exceed the levels insured by the Federal Deposit Insurance Corporation. As of December 30, 2006 and December 31, 2005, the Company had book overdrafts of $2,392,438 and $1,906,449, respectively, which are presented within accounts payable in the accompanying consolidated balance sheet.

Allowance for Doubtful Accounts

The Company specifically identifies accounts considered to be at risk for collection and records a general reserve in accordance with Company policy in order for receivables to be presented at their net realizable values. At December 30, 2006 and December 31, 2005, the aggregate allowance for doubtful accounts was $998,613 and $1,650,686, respectively.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using both straight-line and accelerated methods. The assets are depreciated over their estimated useful lives, which are as follows:

Furniture & fixtures	3-7 years
Office equipment	5 years
Leasehold improvements	Lease term

Additions that extend the lives of assets are capitalized, while repair and maintenance costs are expensed as incurred. When property and equipment are retired, the related cost and accumulated depreciation is removed from the consolidated balance sheet and any resultant gain or loss is recorded in the consolidated statement of operations.

Capitalized Software Costs

Certain internal and external costs associated with the purchase and/or development of internal use software are capitalized and amortized over a period of three years.

Intangible Assets

Intangible assets consist of various assets identified in conjunction with the Company’s acquisitions. These assets are amortized using the straight-line method over their estimated useful lives, which are as follows:

Customer relationships	6-12 years
Trade name	5 years
Noncompete agreements	4-7 years
Consultant database	4 years
Patent	7 years
Workflow system	5 years

Deferred Financing Fees

Deferred financing fees are amortized over the life of the related debt using the straight-line method, which approximates the effective interest method. Accumulated amortization of deferred financing fees was $448,797 and $28,722 at December 30, 2006 and December 31, 2005, respectively.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

Impairment of Long-Lived Assets

The Company continually evaluates whether events and circumstances have occurred that indicate the remaining useful lives of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of long-lived assets from expected future operating cash flows on an undiscounted basis. In the opinion of management, no such impairment existed at December 30, 2006 and December 31, 2005.

Impairment of Goodwill

The Company reviews goodwill to assess recoverability from future operations on November 30 of each annual reporting period and whenever events and circumstances indicate that the carrying values may not be recoverable, as required by the adoption of Statement of Financial Accounting Standards (“FAS”) No. 142.

Self-Insurance

The Company self-insures certain risks related to medical claims. The estimated costs of claims are accrued as incidents occur in consideration of historical loss development trends and may be subsequently revised based on developments relating to such claims.

Treasury Stock

Treasury stock is accounted for using the cost method, whereby transactions related to shares in treasury are recorded at the price for which they were originally repurchased.

Stock-Based Compensation

The Company has two stock-based compensation plans, as described in Note 11. Effective January 1, 2006, the Company adopted the fair value recognition provisions of FAS No. 123R, Share-Based Payment. FAS 123R requires all stock-based compensation to be recognized in the statement of operations based on their fair values. The Company adopted this accounting treatment using the modified prospective transition method, as permitted under FAS 123R; therefore results for prior periods have not been restated. The provisions of FAS 123R apply to new stock options and stock options outstanding but not yet vested on the date the Company adopted FAS 123R.

Prior to the adoption of FAS 123R, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Accordingly, prior to fiscal 2006, stock-based compensation was included as pro forma disclosure in the financial statement footnotes. The Company’s pro forma net income and pro forma earnings per share for the fiscal year ended December 31, 2005, had compensation costs for the Company’s stock option plans been determined under the fair value based method and recognition provisions of FAS 123 at the grant date, would have been as follows:

2005

Net income - as reported	$88,548
Deduct: Total stock-based compensation expense determined under fair value method for all awards, net of related tax effects	(37,807)

Pro forma net income	$50,741

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

During fiscal years 2006 and 2005, all options granted had an exercise price greater than the market value of the underlying common stock on the date of grant. No stock-based compensation expense has been recorded in the financial statements for fiscal year 2005.

Revenue Recognition

Revenues from personnel services (information technology staffing, consulting and support services), permanent placement of staffing personnel and network design are recognized as services are provided. Revenues from implementation and integration of information technology systems are recognized using the percentage-of-completion method of accounting with the revenue recognized in accordance with the terms of the associated contracts including performance and acceptance of specified services. Unbilled revenues, which have been included in accounts receivable at December 30, 2006 and December 31, 2005, were $12,078,942 and $3,187,709, respectively. Customer payments received in advance of the associated services are recorded as deferred revenues.

Income Taxes

The provision for income taxes has been provided based upon the provisions of FAS No. 109, Accounting for Income Taxes, which requires recognition of deferred income taxes using the asset and liability method. Deferred income taxes result from the effect of transactions that are recognized in different periods for financial and tax reporting purposes. Deferred income taxes are recognized for the tax consequences of such temporary differences by applying currently enacted statutory tax rates to differences between the financial reporting and tax bases of existing assets and liabilities. Management assesses the net realizable value of deferred tax assets and establishes a valuation allowance when it is more likely then not to be unable to realize such benefits.

Recently Issued Accounting Pronouncements

Following are summaries of significant recently issued accounting pronouncements that either have a current impact or may have a future impact on the Company:

In September 2006, the FASB issued FAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is evaluating the effect the adoption of this standard will have on its consolidated financial position, results of operations and cash flows.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). This interpretation modified the accounting for uncertain income tax positions recognized in accordance with FAS 109, Accounting for Income Taxes. Specifically, FIN 48 changes the application of FAS 109 by establishing criteria that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements. Additionally, FIN 48 provides new rules for measurement, derecognition, classification, interest and penalties as well as disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company will adopt FIN 48 as of December 31, 2007, and does not expect its adoption to have a material impact on the Company’s financial condition or results of operations.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

In August 2003, the FASB issued FAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FAS No. 150 requires financial instruments that are within its scope to be classified as a liability, as many of these instruments were previously classified as equity. The classification and measurement provisions of FAS No. 150 has been deferred for an indefinite period for mandatory redeemable financial instruments of nonpublic entities.

In May, 2005, the FASB issued FAS No. 154, Accounting Changes and Error Correction, which replaced APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. FAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. The adoption of FAS No. 154 did not have a significant impact on the Company’s financial statements, cash flows or results of operations.

3.                         Acquisition of IIG2, L.P.

On December 3, 2005, the Company acquired all of the assets and assumed significantly all liabilities of IIG2, L.P. The operations of IIG2, L.P. are substantially identical to those of the Company. The acquisition was financed through borrowings under the Company’s revolving credit facility and term loan agreements (Note 9).

The purchase price consisted of $25,823,051 in cash and 702,370 shares of stock at an implied value of $3.00 per share, which was allocated to the tangible and intangible net assets acquired by the Company based on their estimated fair values as follows:

Accounts receivable	$7,993,066
Prepaid expenses and other current assets	102,754
Property and equipment	542,222
Intangible assets	22,014,045
Accounts payable	(326,759)
Accrued expenses	(2,367,340)
Other long-term liabilities	(27,827)

$27,930,161

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

The excess of the purchase price over the fair value of the net identifiable assets acquired increased goodwill by $12,504,045, all of which is expected to provide an income tax benefit. The following values were assigned to the identifiable intangible assets acquired as a result of the acquisition:

	Gross Carrying Amount	Weighted Average Amoritzation Period

Customer relationships	$6,450,000	11.3
Non-compete agreements	1,920,000	4.0
Patents	1,140,000	7.0

	$9,510,000	9.3

The results of operations of this acquisition have been included in the consolidated financial statements since the date of acquisition. No acquisitions occurred during fiscal year 2006.

4.                         Discontinued Operations

On August 31, 2005, the Company sold all of its business as it relates to providing classroom-based, instructor-led information technology training at the Company’s Mechanicsburg, Pennsylvania facility (“Training Division”) for $262,204, eliminating training and education from the Company’s operations. The sale resulted in a gain of $162,566, net of taxes of $99,638; no restructuring liabilities were incurred as a result of the sale.

Gross profit for the Training Division during fiscal 2005 was $100,143 and was previously reported within the results of the Integration and Support Services Division. The results of the Training Division have been presented in accordance with FAS 144 within discontinued operations on the Consolidated Statement of Operations for fiscal year 2005.

5.                         Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following at December 30, 2006 and December 31, 2005:

	2006	2005

Prepaid insurance	$563,185	$493,990
Prepaid rent	424,359	351,691
Prepaid - other	346,034	394,970
Income tax refunds receivable	244,691	246,720
Noncustomer receivables	105,242	292,298
Other current assets	160,071	65,393

	$1,843,582	$1,845,062

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

6.                         Property and Equipment

Property and equipment consisted of the following at December 30, 2006 and December 31, 2005:

	2006	2005

Furniture & fixtures	$2,291,455	$2,128,582
Office equipment	6,460,678	5,727,192
Software	5,420,899	5,119,131
Leasehold improvements	1,382,861	984,791
Construction in progress	26,502	11,336

	15,582,395	13,971,032
Less: Accumulated depreciation	(10,738,143)	(8,645,202)

	$4,844,252	$5,325,830

7.                         Goodwill and Intangible Assets

Goodwill and intangible assets consisted of the following at December 30, 2006 and December 31, 2005:

	2006	2005

Customer relationships	$21,562,064	$21,562,244
Goodwill	13,806,474	13,778,077
Consultant database	3,499,097	3,499,097
Trade name	3,223,887	3,223,887
Noncompete agreements	3,113,972	3,113,792
Patent	1,140,000	1,140,000
Workflow system	220,168	220,168

	46,565,662	46,537,265
Less: Accumulated amortization	(20,999,120)	(16,193,266)

	$25,566,542	$30,343,999

Estimated amortization expense for each of the five fiscal years following 2006 is as follows:

2007	$2,956,207
2008	2,438,032
2009	1,881,619
2010	760,760
2011	752,550

Consistent with the requirements of FAS 142, the Company does not amortize goodwill. Rather, this goodwill has been reviewed for impairment both upon the adoption of FAS 142 (beginning of fiscal 2002) and as of the Company’s annual impairment review date (November 30). As a result

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

of these reviews, the Company’s goodwill balance was determined to not be impaired at December 30, 2006.

8.                         Accrued Expenses

Accrued expenses consisted of the following at December 30, 2006 and December 31, 2005:

	2006	2005

Accrued compensation	$8,857,367	$11,040,423
Health insurance reserve	832,509	708,395
Deferred revenue	716,846	636,639
Current portion of restructuring reserve	507,571	178,107
Accrued lease expense	484,755	347,134
Other	1,268,653	2,096,827

	$12,667,701	$15,007,525

9.                         Long-Term Debt

Long-term debt consisted of the following at December 30, 2006 and December 31, 2005:

	2006	2005

Term loan	$36,200,001	$19,000,000
Revolving credit facility	23,602,305	22,353,974
Subordinated notes	16,327,586	32,500,836

	76,129,892	73,854,810
Less: Current portion	(4,300,000)	(4,300,000)

	$71,829,892	$69,554,810

The Company recorded interest expense of $8,263,681 and $4,681,094, which included $2,004,577 and $3,155,144 in non-cash expense during 2006 and 2005, respectively related to subordinated debt and deferred financing fees amortization.

Term Debt Agreements

On December 2, 2005, the Company entered into two term loan agreements in the amounts of $13,000,000 and $6,000,000. Both term loan agreements are collateralized by substantially all assets of the Company. The $13,000,000 first lien term loan is due on December 31, 2008 (with payments due in quarterly installments) and bears interest at a rate of Prime plus 1.75% or LIBOR plus 2.75%. The $6,000,000 second lien term loan is due on December 31, 2011 (payable in full) and bears interest at a rate of Prime plus 7% or LIBOR plus 8%. Proceeds from the new debt agreements were used to eliminate borrowings with the previous Revolving Credit Facility and to purchase substantially all assets of IIG2, L.P. (Note 3).

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

On March 10, 2006, the Company extended its current borrowing by entering into a $21,500,000 term debt arrangement with Merrill Lynch Capital as an amendment to the second lien term loan agreement. The collateral on this amended agreement is a second lien on the Company’s accounts receivable. The entire loan amount is payable in full on December 2, 2011, and earns interest at a rate of Prime plus 7% or LIBOR plus 8%. The Company used the proceeds from this debt issuance to repurchase preferred stock of $466,224, pay accrued dividends on preferred stock of $2,904,966 and to reduce principal and interest of $18,128,810 owed to its shareholders as subordinated debt.

At December 30, 2006 and December 31, 2005, $36,200,001 and $19,000,000, respectively, was outstanding on the term loans. The Company made payments of $4,300,000 and $575,150 on its term loans outstanding during fiscal year 2006 and 2005, respectively.

The Company is also required to comply with certain affirmative and negative financial and nonfinancial covenants as defined in the Credit Agreements. The Company is in compliance with these covenants as of December 31, 2006.

Revolving Credit Facility

On December 2, 2005, the Company entered into a revolving credit agreement with Merrill Lynch Capital. Borrowings under the Revolving Credit Agreement are collateralized by accounts receivable of the Company and are due December 2, 2010. The Credit Agreement provides for revolving loans up to $40,000,000 (with limitations based on trade receivables outstanding). At December 31, 2006, $12,813,898 was available under the Credit Agreement for additional borrowings.

The Credit Agreement requires a commitment fee of 0.5% per annum, payable monthly in arrears on the revolving commitment less the sum of the average daily balance of the revolving loans plus the average daily aggregate amount of outstanding letters of credit in each case during the preceding calendar month. The Credit Agreement provides for the issuance of up to $5,000,000 of letters of credit.

Subordinated Notes

The outstanding balance of subordinated notes (the “Notes”) consists of promissory notes to various stockholders. The Notes are unsecured and are junior to the Credit Agreement and require interest payments at 8% on an annual basis. As required under the terms of the Notes, the Company pays the accrued interest through the issuance of additional notes with terms identical to the current notes. The Notes are due on May 31, 2012.

The Company has incurred interest expense on subordinated debt of $1,547,707 and $2,574,824 during fiscal 2006 and 2005, respectively. At December 31, 2006 and December 30, 2005, the total accrued interest included in the balance of subordinated notes is $993,894 and $2,574,825, respectively.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

Future Debt Maturities

Future maturities of long-term debt for fiscal years subsequent to December 30, 2006 are as follows:

2007	$4,300,000
2008	4,400,000
2009	—
2010	23,602,305
2011 and thereafter	43,827,587

$76,129,892

10.                  Other Liabilities

Long-term other liabilities consisted of the following at December 30, 2006 and December 31, 2005:

	2006	2005

Long-term portion of restructuring reserve	$901,305	$340,419
Accrued preferred stock dividends	314,309	2,774,371
Other	—	19,855

	$1,215,614	$3,134,645

11.                  Stock-Based Compensation

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FAS 123R. FAS 123R requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company adopted this accounting treatment using the modified prospective transition method, as permitted under FAS 123R; therefore results for prior periods have not been restated. The provisions of FAS 123R apply to new stock options and stock options outstanding but not yet vested, on the date of the Company adopted FAS 123R.

Stock-based compensation expense recognized during the fiscal year ended December 31, 2006 totaled $150,000. Stock-based compensation expense was included in “selling, general and administrative expenses” in the Consolidated Statement of Operations.

At December 30, 2006, total compensation cost related to nonvested awards not yet recognized was $627,096. The weighted-average period over which this cost is expected to be recognized is 2.6 years.

Stock Option Plans

No modifications have been made to options granted prior to the adoption of FAS 123R. The Company typically issues shares from treasury for stock option exercises. As of December 30, 2006, the Company had two active stock-based compensation plans.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

Employee Investment Plan

On January 1, 2005, the Company adopted the amended and restated IntelliMark Holdings, Inc. Employee Investment Plan, which reserves 2,000,000 shares of common stock to be used for various stock-based compensation awards. The Plan provides that eligible employees may receive stock option awards and other stock awards payable in whole or part by the issuance of stock. At December 30, 2006 and December 31, 2005, 1,130,600 and 1,238,500 shares, respectively, were available for future awards under the Plan. All options vest over five years and must be exercised within 10 years from the grant date.

Investment Plan for Outside Directors

On January 1, 2005, the Company adopted the amended and restated IntelliMark Holdings, Inc. Investment Plan for Outside Directors, which reserves 150,000 shares of common stock to be used for various stock-based compensation awards. The Plan provides that non-employee directors may receive stock option awards and other stock awards payable in whole or part by the issuance of stock. At December 30, 2006 and December 31, 2005, 110,000 and 130,000 shares, respectively, were available for future awards under the Plan. All options vest over one year and must be exercised within 10 years from the grant date.

Stock Option Activity

The following is a summary of activity of the Company’s stock option plans:

		Weighted
		Average
		Exercise Price
	Shares	per Share

Outstanding at December 25, 2004	—	$—
Granted	721,000	3.00
Exercised	—	—
Forfeited	60,500	3.00
Outstanding at December 31, 2005	660,500	3.00
Granted	412,000	3.37
Exercised	2,000	3.00
Forfeited	161,100	3.00
Outstanding at December 30, 2006	909,500	$3.17

During 2006, discretionary grants totaled 412,000 options with an aggregate grant date fair value of $1,207,040.

No intrinsic value (market price in excess of exercise price) resulted from options exercised during fiscal year 2006. Cash received from the exercise of these options was $6,000.

When the tax deduction for an exercised stock option is less than the compensation cost that has been recognized in income, a tax shortfall is created. The tax shortfall is recognized as income tax expense in the period the options are exercised. The tax shortfall recognized from the exercises for the year ended December 30, 2006 was $136.

Of the options outstanding at December 30, 2006 and December 31, 2005, 115,480 and 10,000, respectively, were vested and exercisable with a weighted average exercise price of $3.00. The total fair value of shares vested during 2006 was $311,080.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

The following tables summarize information concerning outstanding and exercisable options at December 30, 2006:

	Options Outstanding
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$3.00	787,400	8.76	3.00
$4.25	122,000	9.89	4.25

	909,400	9.54	3.17

	Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$3.00	115,480	8.37	3.00
$4.25	—	—	—

	115,480	8.37	3.00

The following table summarizes the weighted-average assumptions used to calculate the grant date fair value of options granted during fiscal years 2006 and 2005. Expected volatility is based on an average of the historical volatility of peer companies, as it is not practical to estimate the expected volatility of the Company’s share price. The average expected life represents the period of time that option grants are expected to be outstanding and is determined using the simplified method under Staff Accounting Bulletin No. 107. The risk-free rate is based on the rate of U.S. Treasury zero-coupon issues with a remaining term equal to the expected life of option grants. Fair values were calculated using the Black-Scholes option pricing model.

	2006	2005

Principal assumptions:
Risk-free interest rate	4.80%	4.36%
Expected life (years)	6.5	7.5
Expected volatility (over expected life)	41%	—
Expected dividend yield (over expected life)	—	—

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

12.                  Contingently Redeemable Stock and Stockholders’ Equity

Preferred Stock

The authorized number of $0.01 par value, 8% per annum dividend yield, cumulative and compounding quarterly, non-voting preferred stock is 26,000,000 shares of which 5,816,187 shares have been issued and 4,767,799 and 5,737,616 shares were outstanding at December 30, 2006 and December 31, 2005, respectively. The preferred stock may be redeemed for cash, in whole or in part, at the election of the Company by resolution of its Board of Directors as set forth in the Company’s articles of incorporation.

Dividends on preferred stock reduce retained earnings to the extent that retained earnings exist. If a retained deficit exists, dividends reduce additional paid-in capital.

Common Stock

The authorized number of Class A voting, $0.01 par value common stock shares was 15,000,000, of which 11,946,232 and 11,072,946 shares had been issued and 10,967,815 and 10,329,144 shares were outstanding at December 30, 2006 and December 31, 2005, respectively. The authorized number of Class B nonvoting, $0.01 par value common stock is 1,000,000 shares, of which 649,263 shares were issued and outstanding at December 31, 2005. The Company retired these shares during fiscal year 2006. Additional paid-in capital related to the issuance of Class B common stock was $15,147 at December 30, 2006 and December 31, 2005.

Contingently Redeemable Stock Issued with Put Rights

Certain members of management have been issued shares of common and preferred stock under subscription agreements in exchange for cash and notes. Under these subscription agreements, subject to the provisions of the Credit Agreement, the subscriber may require the Company to repurchase a portion of the common and preferred shares held by the subscriber upon the subscriber’s termination of employment with the Company following five years of employment, subject to certain terms of the subscription agreement (the “Put Rights”). In accordance with the subscription agreements, the Company must repurchase such shares at an amount equal to the fair value (as defined in the subscription agreements) of the shares on the date of termination of the subscriber. Accordingly, the Company records an accretion adjustment each period in the consolidated statement of changes in stockholders’ equity (deficit) in order to present such outstanding vested preferred and common stock containing Put Rights at its then applicable fair value. As of December 30, 2006, 1,098,355 outstanding shares of preferred stock and 2,687,983 outstanding shares of Class A common stock contained such Put Rights. Based on the most recent valuation performed on the Company in conjuction with valuing stock option grants, IntelliMark estimates the fair value of the total preferred and common shares (including non-vested shares) with these rights to be $1,098,355 and $9,757,378.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

13.                  Restructuring Costs

Following the IIG2, L.P. acquisition during fiscal year 2005, the Company launched a restructuring initiative to consolidate facilities and sever certain employees. In conjunction with this 2006 initiative, the Company recorded a charge of $2,301,951, which represents the total amount expected to be incurred related to this initiative.

The Company recorded restructuring expense of $2,647,971 and $72,251 in fiscal 2006 and 2005, respectively. Furthermore, the Company recorded accretion on discounted obligations of $79,053 and $68,724 during fiscal years 2006 and 2005, respectively; this accretion has been included within interest expense on the consolidated statements of operations.

Activity related to these restructuring reserves in fiscal year 2006 was as follows:

	Future Lease Commitments	Employee Severance	Total Restructuring

Balance, December 25, 2004	$642,133	$242,936	$885,069

Additions	109,201	—	109,201

Payments	(298,103)	(177,641)	(475,744)

Balance, December 31, 2005	$453,231	$65,295	$518,526

Additions	1,351,660	805,015	2,156,675

Payments	(537,546)	(728,779)	(1,266,325)

Balance, December 30, 2006	$1,267,345	$141,531	$1,408,876

The remaining severance payments are scheduled to be paid during fiscal year 2007. The remaining lease commitments are related to properties no longer used by the Company and are scheduled to be paid during fiscal years 2007 to 2010 (Note 15).

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

14.                  Income Taxes

For the fiscal years ended December 30, 2006 and December 31, 2005, the expense (benefit) from income taxes is as follows:

	Continuing Operations		Discontinued Operations

	2006	2005	2006	2005

Current
Federal	$(10,403)	$10,000	$—	$100,103
State and local	434,779	418,002	—	11,777
Foreign	(143,443)	44,372	—	—
Total current	280,933	472,374	—	111,880

Deferred
Federal	—	—	—	—
State and local	—	—	—	—
Total deferred	—	—	—	—
Total expense	$280,933	$472,374	$—	$111,880

For the fiscal years ended December 30, 2006 and December 31, 2005, the Company’s income tax expense for continuing operations differed from the expected federal income tax expense (benefit) based on the Company’s U.S. statutory federal income tax rate of 34% due to the following differences:

	2006	2005

Income tax benefit at U.S. statutory rate	$(1,088,049)	$165,779
Increase (decrease) in tax resulting from
Nondeductible meals and entertainment	289,035	300,868
State and local taxes	434,779	418,002
Foreign taxes	(143,443)	44,372
Other	(14,459)	(29,939)
Deferred tax asset valuation allowance	803,070	(426,708)

	$280,933	$472,374

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

At December 30, 2006 and December 31, 2005, deferred taxes consisted of the following:

	2006	2005

Deferred tax assets (liabilities) - current
Accrued expenses	$1,110,387	$1,675,098
Accounts receivable reserves	320,686	377,427
AMT credit carryforward	169,126	80,884
Restructuring reserve	80,884	58,187
Foreign tax credit	40,156	69,156

	1,721,239	2,260,752

Deferred tax assets (liabilities) - noncurrent
Depreciation and amortization	7,639,243	7,038,892
NOL carryforwards	3,277,645	2,929,457
Restructuring reserve	436,993	101,450
Deferred compensation award	58,500	—
Other	(105)	(106)

	11,412,276	10,069,693
Net deferred tax asset	13,133,515	12,330,445
Valuation allowance	(13,133,515)	(12,330,445)

	$—	$—

At December 30, 2006, the Company had tax net operating losses of approximately $8,758,212, which will expire in the years 2021 through 2026.

15.                  Lease Commitments

The Company leases certain equipment under noncancelable operating lease agreements. Most of the Company’s operating lease agreements contain provisions for fixed-step rent increases, while the Company records its rental expense on a straight-line basis in accordance with FAS No. 13, Accounting for Leases. Minimum lease payments under noncancelable leases in effect at December 30, 2006 (including exited facilities, as discussed in Note 13) are as follows:

2007	$4,244,324
2008	3,834,973
2009	3,261,629
2010	2,166,924
2011	1,641,158
Thereafter	4,322,043

Total minimum lease payments	$19,471,051

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

Future minimum lease payments under noncancelable leases in effect at December 30, 2006 associated with exited facilities are as follows:

2007	$719,372
2008	725,550
2009	425,022
2010	102,569
2011	—
Thereafter	—

Total minimum lease payments	$1,972,513

Rental expense under operating leases for the fiscal years ended December 30, 2006 and December 31, 2005 was $3,786,981 and $3,309,672, respectively. Rental expense is recorded on a straight-line basis in accordance with FAS No. 13.

16.                  Contingencies

In connection with the IntelliMark Holdings, Inc. acquisition in fiscal year 2002, the Company acquired a contingency associated with an ongoing Internal Revenue Service (“IRS”) audit of IntelliMark Holdings, Inc. In a letter to the Company dated February 26, 2003, the IRS formally notified the Company that additional taxes and penalties are due in the amount of $1,995,659 related to tax years 1998 and 1999. The Company settled this lawsuit on December 15, 2005 in the amount of $415,761.

The Company is involved in various other litigation proceedings arising in the normal course of business. The Company maintains insurance policies relative to general liability claims and has provided reserves for the estimated cost of the self-insured retention; accordingly, these actions, when ultimately concluded, are not expected to have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

17.                  Related Party Transactions

Management Fees
For the fiscal years ended December 30, 2006 and December 31, 2005, the Company incurred and paid management fees of $250,000 to Charlesbank Capital Partners. These fees are recorded within selling, general and administrative expense in the accompanying consolidated statements of operations.

IntelliMark Holdings, Inc.

(Parent Company of Technisource, Inc.)

Notes to Consolidated Financial Statements
December 30, 2006 and December 31, 2005

Receivables from Stockholders

The Company previously acquired a $1,356,570 gross note receivable from a certain employee due in 2003 and bearing interest at 6.5% issued prior to the Company’s inception in exchange for stock of the Company’s previous parent. The Company also previously acquired a related deferred compensation arrangement with this employee calling for payments of $1,232,620. The Company possessed the ability to legally offset this deferred compensation arrangement against the note agreement and established a $305,256 reserve in prior years against the gross note receivable to the extent it exceeded the deferred compensation liability. During 2004, this note was written off, and the related deferred compensation agreement was paid to the employee. In accordance with the recognition of compensation agreement, the Company remitted taxes on behalf of the employee in the amount of $734,780 and established a note receivable for this amount on December 31, 2004. During 2006, this note was written-off in conjunction with the employee’s termination.

Borrowings from Stockholders

The Company’s subordinated notes are due to various stockholders of the Company (Note 9).

Staffing Fees Paid to Related Parties

During fiscal 2006, the Company engaged WBI Consulting to recruit personnel for staffing placements. WBI Consulting is a staffing agency that is owned by the wife of the Company’s President and CEO. Total placement fees incurred relating to placements made by WBI Consulting were $133,875 during fiscal 2006. The Company did not conduct business with WBI Consulting during fiscal 2005.

18.                  Employee Benefit Plans

The IntelliMark Acquisitions 401(k) Savings & Investment Plan (“the Plan”) was adopted by the Company in 2000 under Section 401(k) of the Internal Revenue Code of 1986, as amended (“the Code”). Substantially all employees of the Company, with certain exceptions as described in the Plan, are eligible to participate under the terms of the Plan. A participating employee may elect to defer on a pre-tax basis up to 20% of his or her salary, subject to limitations imposed by the Code.

The Company provides a matching contribution to each eligible participant’s employer matching account equal to 20% of the participant’s pre-tax contribution, not to exceed 6% of the participant’s compensation. The employer matching contribution is made on the last day of the Company’s fiscal quarter; an employee must be employed with the Company on the last day of the fiscal quarter in order to receive the employer matching contribution. All amounts vest incrementally over a five-year period and are invested in various funds as directed by the participant. The full amount of employee contributions plus the vested portion of the employer contribution in the participant’s account will be distributed to a participant upon termination of employment, retirement, disability or death. The Company contributed $493,382 and $442,491 to the Plan for the fiscal years ended December 30, 2006 and December 31, 2005, respectively.